UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 4, 2011

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

DineEquity, Inc., a Delaware corporation (the “Company”), as Guarantor, has entered into a Sublease Termination and Guaranty of Sublease Termination Agreement (the “Sublease Termination Agreement”), made as of April 4, 2011, with Lexington LAC Lenexa L.P., a Delaware limited partnership (the “Landlord”), and Applebee’s Services, Inc., a Kansas corporation (the “Tenant”) in order to terminate that certain Sublease dated July 11, 2008 (the “Sublease”) between Landlord and Tenant as well as that certain guaranty by the Company of Tenant’s obligations under the Sublease (the “Guaranty”).

Pursuant to the Sublease, Landlord sublet to Tenant certain land and improvements more particularly described in the Sublease, commonly known as the Applebee’s Headquarters at 11201 Renner Boulevard, Lenexa, Johnson County, Kansas. Under the terms of the Sublease Termination Agreement, the Sublease and the Guaranty will terminate effective as of 11:59 p.m. C.D.S.T. on October 31, 2011 (the “Termination Date”); provided, that the Tenant will have the right to cease operations and vacate the premises, in whole or part, anytime before the Termination Date.  The lease termination fee to be paid by the Tenant for termination of the Sublease and the Guaranty is approximately $19.9 million, subject to adjustments under certain circumstances as described in the Sublease Termination Agreement. The Company will also pay approximately $1.1 million in closing fees to other third parties.  The Sublease Termination Agreement also provides a guaranty by the Company of the obligations of the Tenant to the Landlord thereunder.

The foregoing description of the Sublease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sublease Termination Agreement, a copy of which is furnished herewith as Exhibit 10.1 of this Current Report on Form 8-K and incorporated by reference in its entirety into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 7.01. Regulation FD Disclosure.

On April 4, 2011, the Company issued a press release announcing execution of the Sublease Termination Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Items 7.01 and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934.

Item 9.01.              Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Sublease Termination and Guaranty of Sublease Termination Agreement, made as of April 4, 2011, among Lexington LAC Lenexa L.P., Applebee’s Services, Inc., and DineEquity, Inc.
99.1	Press Release dated April 4, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2011	DINEEQUITY, INC.

	By:	/s/ John F. Tierney
John F. Tierney Chief Financial Officer (Principal Financial Officer)

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